UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 10, 2012

AAR CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-6263	36-2334820
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One AAR Place

1100 N. Wood Dale Road

Wood Dale, Illinois 60191

(Address and Zip Code of Principal Executive Offices)

Registrant’s telephone number, including area code: (630) 227-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure

On January 10, 2012, AAR CORP. (“AAR”) announced its intention to commence an offering of senior unsecured notes in a private placement to eligible purchasers.  Proceeds of the offering will be used to repay a portion of the borrowings incurred under its revolving credit agreement in connection with the acquisition of Telair® International GmbH and Nordisk Aviation Products, AS from Teleflex Incorporated on December 2, 2011 (the “Acquisition”).

The offering memorandum for the private placement transaction contains a “Recent Developments” section disclosing the Acquisition.  AAR is filing this Current Report on Form 8-K to make public disclosure of this information pursuant to Regulation FD.

Following is the “Recent Developments” section substantially as it appears in the offering memorandum:

Recent Developments

Purchase of Telair® International and Nordisk Aviation Products

On December 2, 2011, we completed the Acquisition of two aviation businesses from Teleflex Incorporated.  One of the businesses, Telair® International GmbH (“Telair”), designs, engineers, manufactures and supports on-board baggage and cargo-handling systems for wide-body, narrow-body and regional aircraft.  The other business, Nordisk Aviation Products AS (“Nordisk”), designs and manufactures heavy-duty pallets and lightweight cargo containers for commercial and freighter airlines.  The aggregate purchase price for the two businesses was $280 million, subject to possible upward or downward adjustment following the closing based on the working capital of the businesses on the closing date, and was funded initially through our revolving credit agreement.  The two businesses will operate as part of our Structures and Systems segment.

We currently estimate that, had we completed the Acquisition on December 1, 2010, Telair and Nordisk combined would have contributed approximately $35.0 million of Adjusted EBITDA to our consolidated results for the twelve months ended November 30, 2011.

We have based this estimate on data derived from the pre-acquisition accounting records of Telair and Nordisk, as adjusted by us to reflect our current estimates and judgments regarding the allocation of employee retention and compensation expense previously recorded at the Teleflex parent level, as well as additional charges for corporate overhead and the elimination of certain beneficial historical currency translation effects.  The financial information on which our estimate is based was prepared by Teleflex, and we have not tested or verified its accuracy.  Furthermore, while our adjustments are based on assumptions we believe are reasonable, we cannot assure you that our estimate accurately reflects what the actual combined Adjusted EBITDA of the Telair and Nordisk businesses would have been had we owned them throughout the period presented.

This Current Report on Form 8-K contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on beliefs of company management, as well as assumptions and estimates based on information currently available to AAR, and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated, including those factors discussed under Item 1A, entitled “Risk Factors”, included in AAR’s May 31, 2011 Form 10-K.  Should one or more of these risks or uncertainties materialize adversely, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described.  These events and uncertainties are difficult or impossible to predict accurately and many are beyond AAR’s control.  AAR assumes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. For additional information, see the comments included in AAR’s filings with the Securities and Exchange Commission.

The information in this Form 8-K is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2012

AAR CORP.

	By:	/s/ Robert J. Regan
Name: Robert J. Regan
Vice President, General Counsel and Secretary